SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2003

BRUNSWICK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-01043 (Commission File Number)	36-0848180 (IRS Employer Identification No.)

1 N. Field Court
Lake Forest, IL 60045-4811
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

     On August 18, 2003, Brunswick Corporation announced the formation of a new operating unit, Brunswick Europe, and the election by Brunswick’s Board of Directors of Ms. Victoria J. Reich to the position of President, Brunswick Europe, from Senior Vice President and Chief Financial Officer. Mr. Peter G. Leemputte has been promoted to Senior Vice President and Chief Financial Officer from Vice President and Controller. The news release issued by Brunswick announcing the promotions is incorporated herein by reference, and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated August 18, 2003, of Brunswick Corporation.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: August 18, 2003

Brunswick Corporation

By: /s/ Marshall I. Smith

Marshall I. Smith Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

99.1	Press Release, dated August 18, 2003, of Brunswick Corporation.

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